UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 24, 2019 (January 17, 2019)
Adobe Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      □
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On January 22, 2019, the Board of Directors (the “Board”) of Adobe Inc. (“Adobe” or the “Company”) appointed Kathleen (“Leeny”) Oberg and Dheeraj Pandey to the Board. These appointments were made to fill vacancies created by an increase in the size of the Board from eleven to thirteen members. Ms. Oberg and Mr. Pandey will each serve a term of office expiring at Adobe’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Oberg and Mr. Pandey were also appointed to the Audit Committee of the Board.
There is no arrangement or understanding between either Ms. Oberg or Mr. Pandey, respectively, and any other persons pursuant to which either of them were selected as a director. Since the beginning of our last fiscal year through the date hereof, there have been no transactions with Adobe, and there are currently no proposed transactions with Adobe in which the amount involved exceeds $120,000 and in which either Ms. Oberg or Mr. Pandey had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.
As non-employee directors, Ms. Oberg and Mr. Pandey will receive cash and equity compensation in accordance with Adobe’s FY ’19 and FY ’20 Non-Employee Director Compensation Policy, which is filed herewith and is incorporated herein by reference. In connection with their compensation, Ms. Oberg and Mr. Pandey were each granted an initial award of 267 restricted stock units on January 22, 2019. Additional information regarding Adobe’s compensation programs for the members of its Board is contained in Adobe's Definitive Proxy Statement filed on March 2, 2018 (the “Proxy Statement”).
A copy of our press release announcing the appointment of Ms. Oberg and Mr. Pandey to Adobe’s Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.
(b)
On January 17, 2019, Edward Barnholt and Robert Burgess informed the Board of their decisions not to stand for re-election to Adobe’s Board of Directors at the Annual Meeting. Messrs. Barnholt and Burgess will continue to serve as directors until the Annual Meeting, at which time the Board will be reduced in size to eleven members.
On January 24, 2019, Adobe announced that Brad Rencher is stepping down from his position as Executive Vice President and General Manager, Digital Experience, effective March 1, 2019. A copy of the press release is furnished and attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

10.1	FY ’19 and FY ’20 Non-Employee Director Compensation Policy
99.1	Press release issues on January 24, 2019 entitled “Adobe Names Leeny Oberg and Dheeraj Pandey to its Board of Directors”
99.2	Press release issued on January 24, 2019, entitled “Adobe Announces Organization Change”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

By:	/s/ Dana Rao
Dana Rao
Executive Vice President, General Counsel and Corporate Secretary

Date: January 24, 2019

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